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                    AGREEMENT FOR EXCHANGE OF INTANGIBLES

     THIS AGREEMENT FOR EXCHANGE OF INTANGIBLES is made this 29th day of December, 1995 (the "Effective Date"), by and between ASA INTERNATIONAL VENTURES, INC., a Delaware corporation ("ASA Ventures"); and ASA INTERNATIONAL LTD., a Delaware corporation ("ASA International").

                            W I T N E S S E T H :

     WHEREAS, ASA Ventures and ASA International are the owners of certain Intangibles, as defined below; and

     WHEREAS, ASA Ventures and ASA International desire to exchange certain Intangibles.

     NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.  Definitions.
         -----------

         a. THE ASA VENTURES INTANGIBLES. The "ASA Venture Intangibles" shall mean any and all information regarding the composition of the customer market, market share, and any other value resulting from the future provision of goods and services pursuant to relationships with customers (contractual or otherwise) in the ordinary course of business related to ASA Ventures' CWI and BSD product lines.

         b. THE ASA INTERNATIONAL INTANGIBLES. The "ASA International Intangibles" shall mean any and all information regarding the composition of the customer market, market share, and any other value resulting from the future provision of goods and services pursuant to relationships with customers (contractual or otherwise) in the ordinary course of business related to ASA International's Trade and Legal Data product lines.

     2. EXCHANGE OF INTANGIBLES. As of the Effective Date, ASA Ventures grants to ASA International the right to use the ASA Ventures Intangibles, and ASA International grants to ASA Ventures the right to use the ASA International Intangibles.

     3.  PAYMENT TO ASA VENTURES.  In addition to the exchange of
Intangibles set forth above in Section 2, ASA International shall pay annually to ASA Ventures the sum of One Hundred Thousand Dollars ($100,000) as a royalty payment for use of the International Trade, Legal Data, and Tire Intangibles owned by ASA Ventures.
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     In the event that ASA International suffers a loss, expense, cost or damage resulting from any claim made against ASA International relating to this Agreement, including but not limited to a breach of ASA Ventures's obligations pursuant to Section 2 of this Agreement or a breach of the representations and warranties of ASA Ventures, as set forth below, ASA International may reduce the amounts paid to ASA Ventures under this Section by the amount of the loss suffered by ASA International, including related fees and costs.

     4.  Representations and Warranties of the Parties.
         ---------------------------------------------

         a. REPRESENTATIONS AND WARRANTIES OF ASA VENTURES. ASA Ventures represents and warrants, upon which representations and warranties ASA International relies, and which shall survive the execution of this Agreement that:

             (i) ASA Ventures is the sole owner of the ASA Ventures Intangibles free of any liens, encumbrances and claims of any description.

             (ii) ASA Ventures has not previously assigned the ASA Ventures Intangibles.

             (iii) ASA Ventures has not granted any license to any person or entity permitting the use of the ASA Ventures Intangibles, or granting the right to reproduce the ASA Ventures Intangibles, except as previously disclosed to ASA International.

             (iv) The ASA Ventures Intangibles being transferred are fit and sufficient for the purposes which ASA International intends to use them.

         b. REPRESENTATIONS AND WARRANTIES OF ASA INTERNATIONAL. ASA International represents and warrants, upon which representations and warranties ASA Ventures relies, and which shall survive the execution of this Agreement that:

             (i) ASA International is the sole owner of the ASA International Intangibles free of any liens, encumbrances and claims of any description.

             (ii) ASA International has not previously assigned the ASA International Intangibles.

             (iii) ASA International has not granted any license to any person or entity permitting the use of the ASA International Intangibles, or granting the right to reproduce the ASA International Intangibles, except as previously disclosed to ASA Ventures.

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             (iv) The ASA International Intangibles being transferred are fit and sufficient for the purposes which ASA Ventures intends to use them.

     5. COVENANTS OF ASA INTERNATIONAL. ASA International agrees that the ASA Ventures Intangibles are, or will be, used exclusively for business purposes. ASA Ventures shall have the right to use the ASA International Intangibles and to receive the proceeds and profits thereof in the ordinary course of business.

     6. COVENANTS OF ASA VENTURES. ASA Ventures agrees that the ASA International Intangibles are, or will be, used exclusively for business purposes. ASA International shall have the right to use the ASA Ventures Intangibles and to receive the proceeds and profits thereof in the ordinary course of business.

     7. FURTHER ACTIONS. The parties agree to execute such further instruments and to take such further actions as may reasonably be necessary to carry out the intent of this Agreement.

     8. INTERPRETATION. It is the intent of the parties that in case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Moreover, it is the intent of the parties that if any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable or in case any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provision shall be construed by amending, limiting and/or reducing it to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

     9. WAIVERS. No waiver of any right under this Agreement shall be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future such right or of any other right arising under this Agreement. If either party should waive any breach of any provision of this Agreement, it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.
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    10.  COMPLETE ASSIGNMENT, AMENDMENTS.  The parties agree that with respect to the subject matter hereof this Agreement is the entire agreement of the parties, superseding any previous oral or written communications, representations, understandings, or agreements. Any amendment to this Agreement shall be effective only if evidenced by a written instrument executed by the parties hereto.

    11. HEADINGS. The headings of the Sections contained in this Agreement are for convenience and reference only and in no way define, limit, extend or describe the scope of this Agreement, the intent of any provisions hereof, and shall not be deemed to constitute a part hereof nor to affect the meaning of this Agreement in any way.

    12. COUNTERPARTS. This Agreement may be signed by facsimile and in counterparts, each of which shall be deemed an original and both of which shall together constitute a single Agreement.

    13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to its conflict of law principles.

    14. NOTICES. All notices, requests, demands and communications which are or may be required to be given hereunder shall be deemed effectively given upon receipt after being sent by registered or certified mail, return receipt requested, postage prepaid.

    15. SUCCESSORS AND ASSIGNS. ASA International may not assign this Agreement without the express written consent of ASA Ventures. Any attempt to so assign shall be deemed to be null and void and given no force or effect. This Agreement shall be binding upon and shall inure to the benefit of the respective legal representatives, successors and permitted assigns of the parties hereto.

    16. INDEPENDENT LEGAL COUNSEL. Each party represents that it: (1)(i) has received independent advice from counsel of its own choosing with respect to the advisability of entering into this Agreement, and (ii) has had a reasonable amount of time to properly review this Agreement with such legal counsel; or
(2) that it has had the opportunity to seek independent advice from legal counsel but for reasons of its own decided not to seek such advice.

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    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the day and year first set forth above.

WITNESS                             ASA INTERNATIONAL VENTURES, INC.


  /s/ MaryAnn Bishop                By:  /s/ Terrence C. McCarthy
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WITNESS                             ASA INTERNATIONAL LTD.


  /s/ MaryAnn Bishop                By:  /s/ Terrence C. McCarthy
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